RIGGS                                                               NEWS RELEASE

                         (LETTERHEAD OF RIGGS NATIONAL CORPORATION APPEARS HERE)

For Immediate Release, Thursday, January 13, 1994

               RIGGS NATIONAL RECORDS PROFITABLE FOURTH QUARTER;
                   NONPERFORMING ASSETS DECLINE SUBSTANTIALLY

     Riggs National Corporation, Washington, D.C.'s leading banking company, achieved earnings of $3.081 million, or $.09 per share, for the fourth quarter of 1993. The company also recorded a decline of $60 million in nonperforming assets during the three-month period, reducing nonperforming assets to the lowest level in more than three years.

     Fourth-quarter results reflected a significant improvement from the $24.1 million loss for the fourth quarter of 1992 and compare with net income of $2.962 millon for the third quarter of 1993. The provision for loan losses for the fourth quarter was $2.1 million, compared with a provision of $27.3 million for the year-earlier period.

     Joe L. Allbritton, chairman and chief executive officer of Riggs National Corporation, said, "We have now achieved two important objectives of the financial restructuring plan: returning Riggs to profitability and increasing the equity capital."

     Paul M. Homan, president and chief executive officer of The Riggs National Bank of Washington, Riggs National Corporation's principal subsidiary, added:
"Riggs made significant strides during the fourth quarter in improving earnings and capital adequacy. Just as important, asset quality also continued to improve. Nonperforming assets declined by $60 million during the quarter, reflecting an excellent collection effort on the part of our dedicated staff and improving economic conditions in our major markets in the U.S. and the U.K. We are confident the return to profitability, the new capital of $132.3 million and the favorable asset quality trends should provide the necessary foundation to permit the continued successful implementation of the financial restructuring plan during 1994."

     For full-year 1993, Riggs reported a net loss of $94.2 million, compared with a loss of $21.1 million for 1992. The 1993 loss stemmed from losses incurred during the first half of the year. The full-year provision for loans losses was $69.3 million; provisions, writedowns and other expenses related to other real estate owned totaled $12.9 million; and restructuring charges, including the cost of implementing "BankStart '93," Riggs's strategic program to improve efficiency, totaled $34.6 million.
                                     (more)
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                                     - 2 -

     Approximately half of the 1993 provision for loan losses and other real estate owned expenses related to loans originated in the United Kingdom, and the remainder related primarily to domestic commercial real estate loans. These negative factors were partially offset by securities gains of $24.1 million.
For 1992, provisions for loan losses totaled $52.1 million; provisions, writedowns and other expenses related to other real estate owned totaled $15.7 million; and securities gains totaled $34.2 million.

     Nonperforming assets of $213 million at year-end 1993 stood $60 million below the $273 million at September 30, 1993, and $94 million below the $307 million total at year-end 1992. More than half of the fourth-quarter reduction resulted from repayments. As a percentage of total assets, nonperforming assets stood at 4.46 percent at year-end 1993, down from 6.04 percent a year earlier.

     Fourth-quarter net recoveries of $1.5 million compared with net charge-offs of $16.0 million for the like 1992 period. Full-year net charge-offs of $66.4 million compared with $68.4 million for 1992. The reserve for loan losses at year-end was $86.5 million, or 3.42 percent of loans, compared with $84.2 million, or 3.86 percent of loans, at December 31, 1992.

     At December 31, 1993, Riggs's Tier I to risk-based capital ratio was 10.72 percent, up from 8.31 percent a year earlier, and compared with the Federal Reserve Board minimum requirement of 4.00 percent. The total capital to risk-based asset ratio was 16.76 percent, up from 14.70 percent at year-end 1992, and compared with the minimum requirement of 8.00 percent. The leverage ratio at year-end was 6.03 percent, up from 4.60 percent a year earlier; Federal Reserve Board guidelines require a minimum of 3.00 percent for the most highly rated bank holding companies, and an additional 1.00 percent to 2.00 percent for all others. All capital ratios for each of Riggs's subsidiary banks at year-end exceeded all minimum regulatory requirements.

     Riggs National Corporation is a Washington, D.C.-based multibank holding company, with banks in Washington, D.C., Virginia, Maryland, The United Kingdom and France. Riggs serves the metropolitan Washington area with 34 locations in the District of Columbia, 17 in Virginia and 11 in Maryland.
                                (tables follow)

For more information, contact:

James E. Day
Director of Communications
202-835-5156
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                                                         -3-
   RIGGS NATIONAL CORPORATION
   FINANCIAL HIGHLIGHTS (Unaudited)
   (In Thousands, Except Per-Share Amounts)

                                                             THREE MONTHS ENDED          TWELVE MONTHS ENDED
                                                                DECEMBER 31,                DECEMBER 31,
                                                             1993         1992           1993          1992
                                                         ------------------------    --------------------------
   EARNINGS:
   Interest Income                                      $     61,915  $    69,190   $    256,950  $     327,540
   Interest Expense                                           26,746       37,073        122,130        189,604
                                                         -----------   ----------    -----------   ------------
   Net Interest Income                                        35,169       32,117        134,820        137,936
   Provision For Loan Losses                                   2,125       27,255         69,290         52,067
                                                         -----------   ----------    -----------   ------------
   Net Interest Income After Provision for Loan Losses        33,044        4,862         65,530         85,869
   Noninterest Income Excluding Securities Gains              20,417       28,077         87,903         96,200
   Securities Gains, Net                                         216         (585)        24,141         34,213
                                                         -----------   ----------    -----------   ------------
   Total Noninterest Income                                   20,633       27,492        112,044        130,413
   Noninterest Expense Excluding Restructuring Expense        50,514       57,355        231,591        238,403
   Restructuring Expense                                     ----         ----            34,554       ----
                                                         -----------   ----------    -----------   ------------
   Total Noninterest Expense                                  50,514       57,355        266,145        238,403
                                                         -----------   ----------    -----------   ------------
   Income (Loss) Before Tax                                    3,163      (25,001)       (88,571)       (22,121)
   Applicable Income Tax (Benefit) Expense                        82         (940)         5,640         (1,069)
                                                         -----------   ----------    -----------   ------------
   Net Income (Loss)                                    $      3,081  $   (24,061)  $    (94,211) $     (21,052)
                                                         -----------   ----------    -----------   ------------
   Dividends on Preferred Stock                                  358          358          1,434            358
   Net Income (Loss) Applicable
     to Common Stockholders                             $      2,723      (24,419)  $    (95,645) $     (21,410)

   AVERAGES:
   Total Assets                                         $  4,687,853  $ 5,147,114   $  4,935,049  $   5,275,955
   Total Earning Assets                                    4,171,805    4,491,964      4,319,907      4,619,113
   Total Loans, Net of Discount & Fees                     2,387,792    2,261,638      2,181,816      2,569,041
   Total Interest-Bearing Deposits                         3,147,143    3,702,790      3,392,487      3,797,827
   Total Noninterest-Bearing Deposits                        821,906      844,005        831,479        845,584
   Total Deposits                                          3,969,049    4,546,795      4,223,966      4,643,411
   Total Interest-Bearing Liabilities                      3,559,187    4,012,885      3,838,442      4,147,563
   Stockholders' Equity                                      260,344      273,655        219,913        263,598

   OTHER FINANCIAL INFORMATION:
   Common Shares Outstanding                              30,222,014   25,222,014     30,222,014     25,222,014
   Average Primary Shares Outstanding                     29,135,057   25,222,014     26,208,315     24,534,063
   Net Income (Loss) Per Share:
     Primary                                            $       0.09 $      (0.97)  $      (3.65) $       (0.87)
   Net Interest Margin                                          3.43%        2.96%          3.23%          3.13%
   Return on Average Assets                                     0.26%       -1.85%         -1.91%         -0.53%
   Return on Average Stockholders' Equity                       4.70%      -34.88%        -42.84%        -10.68%
   Book Value Per Common Share Outstanding                                          $       5.92  $        8.98
   Period End Stockholders' Equity to Total Assets                                          6.13%          4.83%


                                                                                            DECEMBER 31,
   PERIOD END:                                                                           1993          1992
                                                                                     --------------------------
   Total Assets                                                                     $  4,780,237  $   5,077,522
   Total Earning Assets                                                                4,302,285      4,399,757
   Total Loans, Net of Discount & Fees                                                 2,528,140      2,181,057
   Total Goodwill                                                                          7,348         10,113
   Total Core Deposits and Other Intangibles                                              21,432         24,947
   Total Deposits                                                                      3,773,824      4,437,598
   Total Interest-Bearing Liabilities                                                  3,589,509      3,907,507
   Stockholders' Equity                                                                  293,197        245,420

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                                                         -4-
RIGGS NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS (Unaudited)
(In Thousands, Except Per-Share Amounts)

                                                                       DECEMBER 31,             DECEMBER 31,
                                                                            1993                     1992
                                                                       ------------             ------------
NONPERFORMING ASSETS AND PAST DUE LOANS:
Nonaccrual Loans *                                                   $      130,174           $      205,425
Renegotiated Loans                                                           30,299                   11,806
Other Real Estate Owned, Net *                                               52,803                   89,389
                                                                       ------------             ------------
Total Nonperforming Assets:                                          $      213,276           $      306,620

Loans Past Due 90 Days or More                                       $        3,319           $        1,424

Total Nonperforming Assets and Past Due Loans                        $      216,595           $      308,044

Potential Problem Loans                                              $       14,279           $       41,555

Nonaccrual Loans to Total Loans                                                5.15%                    9.42%
Nonperforming Assets to Total Loans and Other Real Estate Owned, Net           8.26%                   13.50%
Nonperforming Assets to Total Assets                                           4.46%                    6.04%

RESERVE FOR LOAN LOSSES:
Reserve for Loan Losses                                              $       86,514           $       84,155
Reserve for Loan Losses to Total Loans                                         3.42%                    3.86%
Reserve for Loan Losses to Nonaccrual and Renegotiated                        53.91%                   38.74%
Net Charge-Offs (Recoveries) for the Fourth Quarter                  $       (1,451)          $       15,983
Net Charge-Offs (Recoveries) for the Twelve Months                           66,413                   68,395
Net Charge-Offs for the Twelve Months to Average Loans                         3.04%                    2.66%

CAPITAL RATIOS:
RIGGS NATIONAL CORPORATION:
Tier 1 Capital to Risk-Weighted Assets                                        10.72%                    8.31%
Combined Tier 1 & Tier 2 Capital to Risk-Weighted Assets                      16.76%                   14.70%
Leverage                                                                       6.03%                    4.60%
THE RIGGS NATIONAL BANK OF WASHINGTON, D.C.:
Tier 1 Capital to Risk-Weighted Assets                                        10.65%                   11.29%
Combined Tier 1 & Tier 2 Capital to Risk-Weighted Assets                      11.93%                   12.56%
Leverage                                                                       6.13%                    6.32%


* - At year-end, the Corporation implemented the definition of In-Substance Foreclosure required by regulatory agencies and accordingly reclassified $35.0 million and $43.4 million from Other Real Estate Owned to Nonaccrual Loans as of December 31, 1993, and December 31, 1992, respectively. The related income statement reclassifications moved $8.0 million and $2.3 million from Other Real Estate Owned Expense to Provision for Loan Losses for 1993 and 1992, respectively.